Exhibit 99.1

QuickLogic Reports Fourth Quarter and Fiscal Year 2022 Results with Annual New Product Revenue Growth of 50% Driving Improvement in Non-GAAP Operating Performance

San Jose, Calif. – February 27, 2023 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs (system on chips), embedded FPGA (Field Programmable Gate Array) IP, and Endpoint AI (Artificial Intelligence) solutions, today announced its financial results for the fiscal fourth quarter and year ended January 1, 2023.

Key 2022 Achievements

• Grew New Product revenue by 50% from Fiscal 2021

• Increased Fiscal 2022 revenue by 28%

• Increased sales funnel to $118 million

• Delivered the best non-GAAP operating performance of the last 10 years

“This was a pivotal year for QuickLogic,” commented Brian Faith, CEO of QuickLogic. “New wins on our eFPGA IP-based products, continued shipments of smart connectivity and display products, and licensing of our SensiML AI Software Platform drove revenue and contributed to our best non-GAAP operating performance in the last ten years. Our ability to offer a full spectrum of solutions ranging from eFPGA IP all the way to full chip designs has helped contribute to the continued growth in our sales funnel, currently over $118 million, positioning us to exceed organic sales growth of 30% in 2023 and report positive non-GAAP operating income for the full year.”

Fiscal 2022 Fourth Quarter Financial Results

Total revenue for the fourth quarter of 2022 was $4.1 million, an increase of 18.1% compared with the third quarter of 2022, and an increase of 10.2% compared with the fourth quarter of 2021.

New product revenue was approximately $2.8 million in the fourth quarter of 2022, an increase of $0.6 million, or 26.2%, compared with the third quarter of 2022, and an increase of $0.2 million, or 6.6%, compared with the fourth quarter of 2021. The increase in new product revenue from the same period a year ago was primarily due to increased eFPGA professional services revenue partially offset by decreases in sensor, smart connectivity, and display product revenues. The previously announced $6.9 million government contract contributed to revenue growth in the quarter and will further contribute to revenue growth into 2023.

Mature product revenue was $1.2 million in both the fourth quarter and the third quarter of 2022. Mature product revenue in the fourth quarter of 2022 increased 19.5% compared with the fourth quarter of 2021.

Fourth quarter 2022 GAAP gross margin was 51.9% compared with 48.5% in the third quarter of 2022, and 56.1% in the fourth quarter of 2021.

Fourth quarter 2022 non-GAAP gross margin was 53.2% compared with 49.8% in the third quarter of 2022, and 60.1% in the fourth quarter of 2021.

Fourth quarter 2022 GAAP operating expenses were $3.0 million compared with $2.9 million in the third quarter of 2022, and $3.7 million in the fourth quarter of 2021.

Fourth quarter 2022 non-GAAP operating expenses were $2.4 million, compared with $2.5 million in the third quarter of 2022, and $2.7 million in the fourth quarter of 2021.

Fourth quarter 2022 GAAP net loss was $1.2 million, or $0.09 per share, compared with a net loss of $1.3 million, or $0.11 per share, in the third quarter of 2022, and a net loss of $1.6 million, or $0.13 per share, in the fourth quarter of 2021.

Fourth quarter 2022 non-GAAP net loss was $0.5 million, or $0.04 per share, compared with a net loss of $0.9 million, or $0.07 per share, in the third quarter of 2022, and a net loss of $0.5 million, or $ 0.04 per share, in the fourth quarter of 2021.

Fiscal Year 2022 Results

Total revenue for fiscal year 2022 was $16.2 million, compared with $12.7 million in fiscal year 2021, representing an approximately 28% increase. New product revenue was $11.7 million, increasing 50% from $7.8 million in the prior year. Mature product revenue was $4.5 million, decreasing from $4.9 million in fiscal year 2021.

Fiscal year 2022 GAAP gross margin was 54.4%, compared with 58.5% in fiscal year 2021. Non-GAAP gross margin for fiscal year 2022 was 56.1%, compared with 60.7% in fiscal year 2021.

GAAP operating expenses for fiscal year 2022 were $12.6 million, compared with $14.9 million in fiscal year 2021.  Non-GAAP operating expenses for fiscal year 2022 were $10.8 million, down from $12.7 million in fiscal year 2021.

GAAP net loss for fiscal year 2022 was $4.3 million, or $0.34 per share.  This compares with $6.6 million, or $0.57 per share in fiscal year 2021. Non-GAAP net loss for fiscal year 2022 was $2.2 million, or $0.18 per share, compared with a net loss of $4.1 million or $0.35 per share for fiscal year 2021.

Please see the section below titled "Non-GAAP Financial Measures" for an explanation of the Company’s non-GAAP financial measures.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time today, February 27, 2023, to discuss its current financial results. The conference call will be webcast on QuickLogic’s IR Site Events Page at https://ir.quicklogic.com/ir-calendar. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 2:20 p.m. Pacific Time. No Passcode is needed to join the conference call. A recording of the call will be available approximately one hour after completion. To access the recording, please call (412) 317-6671 and reference the passcode 13736129.

The call recording, which can be accessed by phone, will be archived through March 6, 2023, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT (Internet of Things) applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog (https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page (https://www.facebook.com/QuickLogic), and LinkedIn page (https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC (Securities and Exchange Commission) filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes certain charges related to stock-based compensation in calculating non-GAAP (i) loss from operations, (ii) net loss, (iii) net loss per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner like how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our subsidiary SensiML Corporation; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; the unpredictable and ongoing impact of the COVID-19 pandemic; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is February 27, 2023, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We are not obliged to update these statements due to latest information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contact

Elias Nader

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Alison Ziegler

Darrow Associates, Inc.
(201) 220-2678
ir@quicklogic.com

CODE: QUIK-E

 –Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	January 1, 2023	January 2, 2022	October 2, 2022	January 1, 2023	January 2, 2022
Revenue	$4,084	$3,705	$3,459	$16,180	$12,685
Cost of revenue	1,965	1,628	1,781	7,378	5,266
Gross profit	2,119	2,077	1,678	8,802	7,419
Operating expenses:
Research and development	1,460	1,581	1,018	5,001	6,927
Selling, general and administrative	1,527	2,081	1,900	7,545	8,008
Restructuring costs	56	—	—	56	—
Total operating expense	3,043	3,662	2,918	12,602	14,935
Loss from operations	(924)	(1,585)	(1,240)	(3,800)	(7,516)
Interest expense	(50)	(31)	(44)	(148)	(130)
Gain on forgiveness of debt	—	—	—	—	1,192
Interest and other (expense) income, net	(179)	16	(60)	(221)	(43)
Loss before income taxes	(1,153)	(1,600)	(1,344)	(4,169)	(6,497)
Provision for (benefit from) income taxes	79	(17)	3	98	119
Net loss	$(1,232)	$(1,583)	$(1,347)	$(4,267)	$(6,616)
Net loss per share:
Basic and Diluted	$(0.09)	$(0.13)	$(0.11)	$(0.34)	$(0.57)
Weighted average shares:
Basic and Diluted	13,151	11,817	12,664	12,588	11,535

Note: Net loss equals to comprehensive loss for all periods presented.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	January 1, 2023	January 2, 2022
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$19,201	$19,605
Accounts receivable, net	4,676	1,294
Inventories	2,493	2,078
Other current assets	1,570	1,181
Total current assets	27,940	24,158
Property and equipment, net	465	499
Capitalized internal-use software, net	1,514	1,241
Right of use assets	1,397	1,529
Intangible assets, net	645	752
Goodwill	185	185
Non-marketable equity investment	300	300
Other assets	140	309
TOTAL ASSETS	$32,586	$28,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$15,000
Trade payables	2,391	934
Accrued liabilities	1,509	1,665
Deferred revenue	272	455
Lease liabilities, current	850	819
Total current liabilities	20,022	18,873
Long-term liabilities:
Lease liabilities, non-current	544	744
Other long-term liabilities	125	147
Total liabilities	20,691	19,764
Stockholders’ equity:
Common stock, par value	13	12
Additional paid-in capital	317,174	310,222
Accumulated deficit	(305,292)	(301,025)
Total stockholders’ equity	11,895	9,209
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,586	$28,973

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	January 1, 2023	January 2, 2022	October 2, 2022	January 1, 2023	January 2, 2022
US GAAP loss from operations	$(924)	$(1,585)	$(1,240)	$(3,800)	$(7,516)
Adjustment for stock-based compensation within:
Cost of revenue	55	150	44	272	282
Research and development	327	322	149	652	843
Selling, general and administrative	306	599	294	1,111	1,401
Non-GAAP loss from operations	$(236)	$(514)	$(753)	$(1,765)	$(4,990)
US GAAP net loss	$(1,232)	$(1,583)	$(1,347)	$(4,267)	$(6,616)
Adjustment for stock-based compensation within:
Cost of revenue	55	150	44	272	282
Research and development	327	322	149	652	843
Selling, general and administrative	306	599	294	1,111	1,401
Non-GAAP net loss	$(544)	$(512)	$(860)	$(2,232)	$(4,090)
US GAAP net loss per share, basic and diluted	$(0.09)	$(0.13)	$(0.11)	$(0.34)	$(0.57)
Adjustment for stock-based compensation	0.05	0.09	0.04	0.16	0.22
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.04)	$(0.07)	$(0.18)	$(0.35)
US GAAP gross margin percentage	51.9%	56.1%	48.5%	54.4%	58.5%
Adjustment for stock-based compensation included in cost of revenue	1.3%	4.0%	1.3%	1.7%	2.2%
Non-GAAP gross margin percentage	53.2%	60.1%	49.8%	56.1%	60.7%

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue
	Q4 2022	Q3 2022	Fiscal 2022	Fiscal 2021	Q4 2022 to Q3 2022	2022 to 2021
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	70%	65%	72%	61%	26%	50%
Mature products	30%	35%	28%	39%	3%	(9)%
Revenue by geography:
Asia Pacific	11%	23%	22%	26%	(43)%	8%
North America	74%	69%	67%	54%	26%	91%
Europe	15%	8%	11%	20%	120%	(38)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP intellectual property, professional services, and QuickAI and SensiML AI software as a service (SaaS) revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometer and includes related royalty revenue.